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                                                                   EXHIBIT 99.1
FOR IMMEDIATE RELEASE


FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:                  FINANCIAL RELATIONS BOARD
ORYX TECHNOLOGY CORP.                             CATHERINE KAWAKAMI (ANALYSTS)
PHILIP MICCICHE/MITCHEL UNDERSETH                 HANNAH BRUCE (GENERAL INFO.)
(510) 492-2080                                    (415) 986-1591

                                                  CONTINENTAL CAPITAL & EQUITY
                                                  SCOTT GIBSON
                                                  (407) 682-2001

            ORYX TECHNOLOGY RECEIVES STOCK IN CONNECTION WITH MERGER
                              OF INVESTEE COMPANY

FREMONT, CA, MONDAY, FEBRUARY 22, 1999 - Oryx Technology Corp. (Nasdaq: Oryx) reported today that the company received approximately 55,000 restricted shares of Common Stock of Applied Magnetics Corp. (NYSE: APM). The shares Oryx received were in connection with Oryx CEO Philip Micciche's providing consulting services to DAS Devices, Inc., a magnetic read-write head manufacturer that recently merged with Applied Magnetics Corp. Shares received by Oryx in this transaction are restricted until a recently filed registration statement is deemed effective by the Securities Exchange Commission.

Oryx Technology Corp., a shareholder in DAS Devices, Inc. did not receive any Applied Magnetics shares in exchange for its holdings of DAS Preferred Series A or Common Stock shares since the price of Applied Magnetics stock at the time of the closing of the merger did not provide any consideration to DAS Devices, Inc. shareholders of these classes of securities.

Commenting on the merger transaction, Oryx CEO Philip Micciche said, "Unfortunately, prior to the February 11, 1999 closing of the merger, the stock prices of many of the component suppliers to the disk drive industry experienced significant downward pressure. As a result, the stock price of Applied Magnetics, a magnetic head manufacturer, fell below a level which would have given DAS Devices, Inc. shareholders of Preferred Series A and Common Stock consideration for their holdings. While I am disappointed that Oryx did not benefit from its equity holdings in DAS Devices, Inc. as a result of this merger, Oryx's initial investment of $500,000 still provided an excellent overall return of approximately $1,600,000 to the company in less than five years."

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COMPANY PROFILE

Headquartered in Fremont, California, Oryx Technology Corp. is a technology management company with a proprietary portfolio of high technology products in surge protection and specialized materials. The Company's customers include key OEM's in the fast growing information industry: Cooper/Bussmann, Heraeus Precision Engineering, IRISO, Matsubo Company LTD, MMC Technology Inc., Seagate Technology, and Western Digital. Oryx's common stock trades on the NASDAQ Small Cap Issues Market under the symbol ORYX.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this release are forward-looking and involve a number of risks and uncertainties. The Company's actual results could differ materially from those described for a variety of factors. Such factors include, but are not limited to, those discussed in "Risk Factors" and "Management's Discussion and Analysis" in the Company's Form 10-KSB filed for the fiscal years ended February 28, 1997 and February 28, 1998, as amended, as well as those discussed elsewhere in other public filings made by the Company with the Securities and Exchange Commission. Among the factors that could cause actual results to differ materially are the following: changes in customer commitments, maintenance of gross margin levels, market acceptance of new products both technically and commercially, successful product development efforts, inability to pass on price increases to customers, unavailability of products, management of cost controls and cash resources, need for additional financing, and strong competition.

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